EXHIBIT 99.1

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Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Third Quarter Results

Company Expands Stock Repurchase Program; Elects Future Cash
Settlement of Principal Portion of Convertible Senior Subordinated Notes
Santa Clara, CA – April 26, 2007 – Synaptics (Nasdaq: SYNA), a leading developer of interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the third fiscal quarter ended March 31, 2007. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the third quarter of fiscal 2007 was $64.3 million, an increase of approximately 59% over the $40.4 million for the third quarter of fiscal 2006. Net income for the third quarter of fiscal 2007 was $5.6 million, or $0.20 per diluted share, compared with net income of $1.6 million, or $0.06 per diluted share, for the third quarter of fiscal 2006. Net income excluding share-based compensation for the third quarter of fiscal 2007 was $8.1 million, or $0.28 per diluted share, compared with net income excluding share-based compensation of $4.1 million, or $0.15 per diluted share, for the third quarter of fiscal 2006. During the third quarter of fiscal 2007, the Company used $27.7 million to buy back approximately 1.1 million shares of its common stock.
“The third quarter marks the second highest quarterly revenue in the Company’s history and reflects continued strong demand across all of our markets,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “In the first nine months of our fiscal year, we have already exceeded total revenue and net income for all of fiscal 2006, excluding stock-based compensation and one-time charges. We expect to finish fiscal 2007 with record revenue and are aggressively investing to scale our organization as we continue to rapidly expand our business.”
The Company’s balance sheet and internally generated cash flow remains strong with $245.2 million of cash and cash equivalents as of March 31, 2007. The Company also announced that its Board of Directors has authorized the repurchase of up to an additional $80 million of the Company’s common stock over the next two years. Under the repurchase program, depending on market conditions and other factors, shares may be purchased on the open market or in privately negotiated transactions. In addition, the Company has determined to repay in cash any conversions of the principal portion of its $125 million Convertible Senior Subordinated Notes. The Company believes these actions are consistent with its confidence in the strong cash flow and long term growth prospects of the Company and its desire to drive higher returns for stockholders. The election to cash settle the principal amount of the Company’s convertible debt securities upon conversion will result in the Company using the “treasury stock” method for calculating diluted shares. Going forward, the Company will include diluted shares underlying the convertible notes in its diluted earnings per share calculation only in those periods in which its average closing stock price exceeds the current effective conversion price of $50.53 per share.
“Our recent stock buyback, authorization of additional repurchases, and election to settle any conversions of the Convertible Senior Subordinated Notes in cash further demonstrates our ongoing commitment to enhancing stockholder value while maintaining a capital structure that allows us to continue investing in the growth of our business,” concluded Mr. Lee.
Russ Knittel, the Company’s Chief Financial Officer, added, “Based on our backlog of $32.3 million entering the June quarter and anticipated new orders during the period, we expect revenue for our fourth fiscal quarter to be up sequentially 6% to 10%, representing a 55% to 61% increase over the comparable period last year. Looking out into the September quarter, current data points and general seasonal trends lead us to believe that revenues will increase on a similar percentage basis sequentially as compared to our June quarter expectations.”
Earnings Call Information
The Synaptics third quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 26, 2007, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-240-4186 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating our business, our management considers and uses net income per share excluding share-based compensation and restructuring costs as a supplemental measure of operating performance. Net income excluding share-based compensation and restructuring costs is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation and restructuring costs because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and restructuring costs. Net income excluding share-based compensation and restructuring costs has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share. We address these limitations by relying primarily on our GAAP net income and using net income excluding share-based compensation and restructuring costs only supplementally.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue and revenue growth rates, cash flow, and ability to generate stockholder returns, its beliefs regarding the markets it serves, its assessment of market demands and trends in target markets, and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	June 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$47,456	$38,724
Short term investments	197,771	206,452

Total cash, cash equivalents, and short-term investments	245,227	245,176
Receivables, net of allowances of $419 and $189, respectively	49,103	34,034
Inventories	9,125	10,010
Income taxes receviable	8,736	—
Prepaid expenses and other current assets	4,324	3,407

Total current assets	316,515	292,627

Property and equipment, net	18,252	16,038
Goodwill	1,927	1,927
Other assets	17,252	20,829

Total assets	$353,946	$331,421

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,186	$16,542
Accrued compensation	4,343	4,842
Income taxes payable	8,153	8,078
Other accrued liabilities	8,343	5,377
Note payable to a related party	1,500	—

Total current liabilities	40,525	34,839

Note payable to a related party	—	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	2,032	3,040

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 29,003,393 and 27,462,125 shares issued, respectively	29	27
Additional paid in capital	166,451	134,217
Less: 3,588,100 and 2,306,100 treasury shares, respectively, at cost	(72,345)	(39,999)
Retained earnings	92,364	73,261
Accumulated other comprehensive loss	(110)	(464)

Total stockholders’ equity	186,389	167,042

Total liabilities and stockholders’ equity	$353,946	$331,421

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net revenue	$64,309	$40,365	$195,211	$140,645
Cost of revenue (1)	39,162	22,257	117,278	76,694

Gross margin	25,147	18,108	77,933	63,951
Operating expenses
Research and development (1)	9,485	9,106	28,631	25,740
Selling, general, and administrative (1)	9,339	6,952	26,067	20,593
Restructuring costs	—	—	915	—

Total operating expenses	18,824	16,058	55,613	46,333

Operating income	6,323	2,050	22,320	17,618
Interest income	2,713	2,179	8,230	5,631
Interest expense	(488)	(485)	(1,463)	(1,454)

Income before income taxes	8,548	3,744	29,087	21,795
Provision for income taxes (2)	2,913	2,121	9,984	9,857

Net income	$5,635	$1,623	$19,103	$11,938

Net income per share:
Basic	$0.22	$0.07	$0.75	$0.49

Diluted	$0.20	$0.06	$0.67	$0.44

Shares used in computing net income per share:
Basic	25,823	24,737	25,509	24,602

Diluted	29,592	29,201	29,512	29,002

(1) Includes share-based compensation charges of:

Cost of revenue	$160	$145	$492	$525
Research and development	1,262	1,165	3,736	3,700
Selling, general, and administrative	1,966	1,967	6,169	5,752

	$3,388	$3,277	$10,397	$9,977

(2) Includes tax benefit for share-based compensation charges of:
	$896	$771	$2,775	$2,185

Non-GAAP net income per share
Basic	$0.31	$0.17	$1.08	$0.80

Diluted	$0.28	$0.15	$0.95	$0.70

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Numerator:
Basic net income	$5,635	$1,623	$19,103	$11,938
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	798	798

Diluted net income	$5,901	$1,889	$19,901	$12,736

Denominator:
Shares, basic	25,823	24,737	25,509	24,602
Effect of dilutive share-based awards	1,295	1,990	1,529	1,926
Effect of convertible notes	2,474	2,474	2,474	2,474

Shares, diluted	29,592	29,201	29,512	29,002

Net income per share:
Basic	$0.22	$0.07	$0.75	$0.49

Diluted	$0.20	$0.06	$0.67	$0.44

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$5,635	$1,623	$19,103	$11,938
Non-GAAP adjustments:
Restructuring costs (net of tax)	—	—	890	—
Share-based compensation (net of tax)	2,492	2,506	7,622	7,792

Non-GAAP basic net income	8,127	4,129	27,615	19,730

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	798	798

Non-GAAP diluted net income	$8,393	$4,395	$28,413	$20,528

Denominator:
Shares, basic	25,823	24,737	25,509	24,602
Effect of dilutive share-based awards	1,587	2,334	1,798	2,196
Effect of convertible notes	2,474	2,474	2,474	2,474

Shares, diluted	29,884	29,545	29,781	29,272

Non-GAAP net income per share:
Basic	$0.31	$0.17	$1.08	$0.80

Diluted	$0.28	$0.15	$0.95	$0.70